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                                                                   Exhibit 16(c)

BENCHMARK FUNDS - CALCULATION OF ANNUALIZED 7 DAY YIELD AND ANNUALIZED EFFECTIVE
                  7 DAY YIELD IN THE ABSENCE OF ALL FEE REDUCTIONS AND EXPENSE LIMITATIONS.

=============================================
FOR THE 7 DAY PERIOD ENDING MAY 31, 1993
=============================================

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

                                                  DIVERSIFIED                                           GOVERNMENT      CALIFORNIA
                                                    ASSETS            GOVERNMENT        TAX-EXEMPT        SELECT        MUNICIPAL
                                                    PORTFOLIO          PORTFOLIO         PORTFOLIO        PORTFOLIO      PORTFOLIO
INVESTMENT ADVISOR FEE WAIVER                                 --                --                --    $    247,370    $     4,691
EXPENSE LIMITATION REIMBURSEMENT                  $            0    $      214,516    $      157,307    $    218,934    $    19,126
ADMINISTRATOR WAIVERS                             $      114,027    $       37,044    $       40,441    $      8,737    $         0
AVERAGE NET ASSETS                                 3,156,421,528     1,191,587,368     1,293,899,142     330,912,618     15,150,207
===================================================================================================================================

PER CENT OF ADVISOR FEE WAIVER TO ASSETS                      --                --                --            0.15%          0.10%
PER CENT OF EXP. LIMIT. REIMBMENT TO ASSETS                 0.00%             0.04%             0.02%           0.13%          0.50%
PER CENT OF ADMIN. FEE WAIVER TO ASSETS                     0.01%             0.01%             0.01%           0.01%          0.00%
                                           ----------------------------------------------------------------------------------------
TOTAL PER CENT OF WAIVER/REIMBURSEMENT                      0.01%             0.04%             0.03%           0.29%          0.60%
===================================================================================================================================

ANNUALIZED 7 DAY YIELD (WITH REIMBURSEMENT)                 2.89%             2.89%             2.54%           2.91%          2.49%
LESS:    INVESTMENT ADVISOR FEE WAIVER                        --                --                --            0.15%          0.10%
                                           -----------------------------------------------------------------------------------------
                                        SUB-TOTAL           2.89%             2.89%             2.54%           2.76%          2.39%
LESS:    TOTAL EXPENSE WAIVERS/REIMBURSEMENT                0.00%             0.04%             0.02%           0.13%          0.50%
                                           ----------------------------------------------------------------------------------------
                                        SUB-TOTAL           2.89%             2.85%             2.52%           2.63%          2.39%
LESS:    ADMINISTRATOR FEE WAIVER                           0.01%             0.01%             0.01%           0.01%          0.00%
                                           ----------------------------------------------------------------------------------------
EQUALS:  PRO FORMA YIELD (NO REIMBURSEMENTS)                2.88%             2.85%             2.51%           2.62%          1.89%
ANNUALIZED EFFECTIVE YIELD                                  2.92%             2.89%             2.54%           2.65%          1.91%
===================================================================================================================================
TAX EQUIVALENT YIELD
Annualized Pro Forma Seven Day Yield/(1-28)
NOTE:  Assumes tax bracket of 28%                             NA                NA              3.49%             NA           2.63%
===================================================================================================================================
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

BENCHMARK FUND
PEA FOR MAY 1993


                                                          Daily Income   Daily Income   Daily Income   Daily Income  Daily Income
EXHIBIT 16                                                   Factor        Factor         Factor         Factor         Factor
                                                            Per Unit      Per Unit       Per Unit       Per Unit       Per Unit

                                                          Diversified                                  Government     California
                                 Day          Date           Assets      Government     Tax-Exempt       Select        Municipal
                                                           Portfolio      Portfolio      Portfolio      Portfolio      Portfolio

Value of one unit at the
 beginning of the seven
 day period                                               1.000000000    1.000000000    1.000000000    1.000000000      1.000000000

                                 Tuesday      05/25/93    0.000079615    0.000080136    0.000067371    0.000079549   0.000067146501
                                 Wednesday    05/26/93    0.000080318    0.000083693    0.000069941    0.000079546   0.000066098880
                                 Thursday     05/27/93    0.000078846    0.000079276    0.000070227    0.000079568   0.000066174553
                                 Friday       05/28/93    0.000078857    0.000077920    0.000069895    0.000079654   0.000066577400
                                 Saturday     05/29/93    0.000078861    0.000077920    0.000069895    0.000079653   0.000068576900
                                 Sunday       05/30/93    0.000078861    0.000077919    0.000069894    0.000079653   0.000068576900
                                 Monday       05/31/93    0.000078586    0.000077911    0.000069895    0.000079654   0.000068579323

Value of one unit at the end of the
 seven day period Less                                    1.000553944    1.000554777    1.000487117    1.000557298     1.000477734
Value of one unit at the beginning
 of the seven day period                                  1.000000000    1.000000000    1.000000000    1.000000000     1.000000000
                                                          -----------    -----------    -----------    -----------     -----------
Change in value of account                               0.0005539444    0.000554777    0.000487117    0.000557297    0.0004777345
Divided by the value of one unit at the
 beginning of the seven day period                        1.000000000    1.000000000    1.000000000    1.000000000     1.000000000
                                                          -----------    -----------    -----------    -----------     -----------
BASE PERIOD RETURN = Net change in the
 value of one unit over 7 days                            0.000553944    0.000554777    0.000487117    0.000557298     0.000477734

--------------------------------------

ANNUALIZED SEVEN DAY YIELD = (Base Period
 Return) X 36517                            ANNUALIZED SEVEN     2.89%          2.89%          2.54%          2.91%          2.49%
                                             YIELD
ANNUALIZED EFFECTIVE YIELD = (((Base Period
 Return) + 1).36517)-1)                     ANNUALIZED EFFECTIVE 2.93%          2.93%          2.57%          2.95%          2.52%
                                             YIELD
TAX EQUIVALENT YIELD = Annualized Seven Day
 Yield/(1-26)
  NOTE:  Assumes tax bracket of 28%
  NOTE:  Taxable portion of Annualized Seven
          Day Yield is immaterial            TAX EQUIVALENT
                                              YIELD       NOT APPLICABLE  NOT APPLICABLE       3.53%      NOT APPLICABLE     3.46%


--------------------------------------


ANNUALIZED PRO FORMA YIELD (NO FEE WAIVERS
 OR EXPENSE REIMBURSEMENTS)                                      2.86%          2.85%          2.51%          2.62%          1.89%

ANNUALIZED PRO FORMA EFFECTIVE YIELD                             2.92%          2.89%          2.54%          2.65%          1.91%

TAX EQUIVALENT YIELD = Annualized Seven Day
 Yield/(1-26)
  Note:  Assumes tax bracket of 28%
  Note:  Taxable portion of Annualized Seven
          Day Yield is immaterial                           NOT APPLICABLE  NOT APPLICABLE     3.49%     NOT APPLICABLE      2.63%

--------------------------------------
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